EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Secure Computing Corporation 1997 Non-Officer Stock Option Plan of our report dated January 30, 1997, with respect to the consolidated financial statements and the related financial statement schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities Exchange Commission.

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 9, 1997